SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On January 11, 2008, Copano Energy, L.L.C. ( “Copano”) issued a press release announcing that John Eckel, its Chairman and Chief Executive Officer, will present at the Independent Petroleum Association of America’s 2008 Oil & Gas Investment Symposium for Master Limited Partnerships, to be held in Houston on Thursday, Jan. 17, 2008 at The Houstonian Hotel. Copano’s presentation will be webcast live January 17, 2008 at 4:40 p.m. Eastern Standard Time, and will be archived for replay shortly thereafter.
     The press release and the presentation materials are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 7.01 by reference.
     The information in this report and the exhibits attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Company expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release dated January 11, 2008

99.2	Copano Energy, L.L.C. presentation materials — IPAA Oil & Gas Investment Symposium for Master Limited Partnerships

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: January 16, 2008	By:	/s/ Matthew J. Assiff

	Name:	Matthew J. Assiff
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release dated January 11, 2008

99.2	Copano Energy, L.L.C. presentation materials — IPAA Oil & Gas Investment Symposium for Master Limited Partnerships